UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2019

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2500 Innovation Way Greenfield, Indiana	46140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange

Item 2.02    Results of Operations and Financial Condition

On May 9, 2019,  Elanco Animal Health Incorporated (“Elanco”) issued a press release with respect to its results of operations for the period ended March 31, 2019. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2019, the Board of Directors (the “Board”) of Elanco appointed Art Garcia as a member of the Board, to fill a vacancy in Class III of directors, with a term expiring at the 2021 annual meeting of shareholders.  Art Garcia was also appointed to the Audit Committee of the Board and the Finance Committee of the Board.

Art Garcia will participate in the same compensation program as each of Elanco’s other non-employee directors, as described under “Governance — Director Compensation” in Elanco’s proxy statement for its 2019 annual meeting of shareholders filed with the Securities and Exchange Commission on April 3, 2019.

Item 5.07. Submission of Matters to a Vote of Security Holders

Elanco held its annual meeting of shareholders on May 8, 2019. Voting results for each matter submitted to a vote at the 2019 annual meeting are provided below.

Proposal 1. Election of Directors. All of the nominees nominated by the Board for director were elected to serve for a three-year term ending at the 2022 annual meeting of shareholders or until their respective successors are elected and qualified, by the votes set forth in the table below.

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Kapila K. Anand	318,700,213	339,732	24,344	18,700,030
John P. Bilbrey	318,703,797	333,315	27,177	18,700,030
R. David Hoover	170,380,564	148,656,837	26,888	18,700,030
Lawrence E. Kurzius	318,636,340	399,282	28,667	18,700,030

Proposal 2. The shareholders ratified the appointment of Ernst & Young LLP as Elanco’s principal independent auditor for 2019, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN
337,682,802	59,519	21,998

Proposal 3. The shareholders approved, by non-binding vote, the compensation of named executive officers, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
312,903,969	6,106,962	53,358	18,700,030

Proposal 4. The shareholders recommended, by non-binding vote, the holding of shareholder votes on the compensation of named executive officers on an annual basis, by the votes set forth in the table below.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
317,000,378	50,114	1,939,952	73,845

In light of this result and other factors considered by the Board, the Board has determined that Elanco will hold annual votes on the compensation of named executive officers until the next advisory vote on the frequency of such votes. The next non-binding advisory vote regarding the frequency of votes on the compensation of named executive officers is required to be held no later than Elanco’s 2025 annual meeting of shareholders, although an earlier vote may be held at the discretion of the Board.

As of the record date of the meeting, 365,702,757 shares of common stock were issued and outstanding.

Item 7.01             Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. Garcia as a director is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information contained in Items 2.02 and 7.01 and the accompanying Exhibits 99.1 and 99.2 is being and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Elanco Animal Health Incorporated, dated May 9, 2019
99.2	Press Release issued by Elanco Animal Health Incorporated, dated May 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: May 9, 2019	By:	/s/ Michael-Bryant Hicks
Name: Michael-Bryant Hicks
Title: Executive Vice President, General Counsel and Corporate Secretary